UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 25, 2007

CytoGenix, Inc. (Exact name of registrant as specified in this charter)

Nevada (State or other jurisdiction of incorporation)	0-26807 (Commission File Number)	76-0484097 (IRS Employer Identification No.)

3100 Wilcrest Drive, Suite 140 Houston, Texas (Address of Principal Executive Offices)	77042 (Zip Code)

Registrant’s Telephone Number, including area code: (713) 789-0070

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01

OTHER EVENTS.

On January 25, 2007, the CytoGenix, Inc. (the “Company”) received from the U.S. Department of Labor a complaint filed on behalf of Lawrence Wunderlich, the Company’s former chief financial officer and a former director, claiming whistleblower status under the Sarbanes-Oxley Act of 2002.  The complaint alleges (i) violations of securities laws and Nevada corporate law by officers, directors, consultants, contractors and shareholders of the Company and (ii) violations by the Company of Securities & Exchange Commission disclosure requirements.

The Board of Directors of the Company determined on January 29, 2007 to form a special committee to conduct an investigation with respect to the issues alleged by Mr. Wunderlich and take appropriate remedial action based on the outcome of the investigation.  The members of the special committee are Raymond L. Ocampo, Jr. and John J. Rossi, Ph.D.

On December 4, 2006, Mr. Wunderlich and Frank Vazquez, the Company’s former chief operating officer and a former director, filed a complaint with the American Arbitration Association to recover over $800,000 in severance payments that they allege the Company owes them.  A copy of this complaint is filed as exhibit 99.1 hereto and is incorporated herein in its entirety by reference.  The foregoing description of the complaint is a summary only, and is qualified in its entirety by reference to such document. The Company disputes that Messrs. Wunderlich and Vazquez are entitled to severance payments.  On November 20, 2006, the Company reported on Form 8-K (the “Nov. 20 8-K”) that Mr. Wunderlich had resigned and described the disagreements between him and the Company set forth in Mr. Wunderlich’s letter of resignation, a copy of which was filed as an exhibit to the Nov. 20 8-K.  The Company and Messrs. Wunderlich and Vazquez have conducted negotiations regarding severance.  The parties to date have failed to reach any agreement.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(c)

Exhibits.

99.1

Original Statement of Claim of Frank Vazquez and Lawrence Wunderlich against CytoGenix, Inc. filed with the American Arbitration Association, Houston Region, on December 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2007	CytoGenix, Inc.
By /s/ Malcolm H. Skolnick Malcolm H. Skolnick, Chief Executive Officer